Exhibit 99.1

HCP, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 31, 2016, HCP, Inc. (“HCP”) completed its previously announced spin-off (the “Spin-Off”) of its subsidiary, Quality Care Properties, Inc. (“QCP”). QCP’s assets include 338 properties (the “Properties”), primary comprised of the HCR ManorCare, Inc. (“HCRMC”) direct financing lease (“DFL”) investments and an equity investment in HCRMC. HCP completed the Spin-Off through a distribution to its shareholders. HCP common shareholders, at the close of business on October 24, 2016 (the “Record Date”), received a distribution of one QCP common share for every five HCP common shares held as of the Record Date, without accounting for cash in lieu of fractional shares. Following the completion of the Spin-Off, QCP is an independent, publicly-traded, self-managed and self-administered real estate investment trust (“REIT”). Contemporaneously, HCP has entered into: (i) a separation and distribution agreement setting forth the mechanics of the Spin-Off and certain organizational matters and (ii) a transition services agreement pursuant to which HCP will provide certain administrative and support services to QCP on a transitional basis. Following the completion of the Spin-Off, HCP is the sole lender to QCP of a $100 million unsecured revolving credit facility maturing in 2018 (the “Unsecured Revolving Credit Facility).

In October 2016, HCP entered into definitive agreements to sell 64 assets (the “Brookdale Assets”), currently under triple-net leases with Brookdale Senior Living, Inc. (“Brookdale”), for $1.125 billion to affiliates of Blackstone Real Estate Partners VIII L.P. (the “Brookdale 64 Sale”). The closing of this transaction is expected to occur in the first quarter of 2017 and remains subject to regulatory and third party approvals and other customary closing conditions.  This transaction is a significant disposal and has been reflected as a pro forma adjustment in these unaudited pro forma consolidated financial statements as it represents further re-alignment of the remaining HCP business after the Spin-Off.

In May 2016, HCP entered into a master contribution agreement with Brookdale to contribute its ownership interest in RIDEA II to an unconsolidated joint venture owned by HCP and an investor group led by Columbia Pacific Advisors, LLC (“CPA”) (the “HCP/CPA JV”). The members have also agreed to recapitalize RIDEA II, which was initially formed and capitalized on August 29, 2014, with an estimated $630 million of debt; of which an estimated $365 million will be provided by a third-party and an estimated $265 million will be provided by HCP. In return, HCP will receive an estimated $470 million in net cash proceeds from the HCP/CPA JV and an estimated $265 million in note receivables and retain an approximately 40% beneficial interest in RIDEA II (the “RIDEA II Transaction”) (the note receivable and 40% beneficial interest will herein be referred to as the “RIDEA II Investments”). HCP’s RIDEA II Investments will be recognized and accounted for as equity method investments This transaction, upon completion, would result in HCP deconsolidating the net assets of RIDEA II because it will not direct the activities that most significantly impact the venture. The closing of this transaction is expected to occur in the fourth quarter of 2016 and remains subject to regulatory and third party approvals and other customary closing conditions.  This transaction is a significant disposal and has been reflected in these unaudited pro forma consolidated financial statements as it represents further re-alignment of the remaining HCP business after the Spin-Off.

The cumulative gross proceeds of $3.4 billion in cash from the Spin-off, the RIDEA II Transaction and the Brookdale 64 Sale (collectively, the “Proceeds”) will be used by HCP to: (i) repay debt principal of approximately $3.1 billion, (ii) pay $20 million of accrued interest, (iii) pay $212 million of transaction costs, fees and expenses, including prepayment penalties on the debt less $21 million in transaction related costs already paid by HCP and (iv) $4 million in cash retained by QCP for working capital purposes (collectively the “Use of Proceeds”). Any remaining cash will be retained by HCP for general corporate purposes. Together, the Spin-Off, the RIDEA II Transaction and the Brookdale 64 Sale, along with the Use of Proceeds, will be herein referred to as the “Transactions.”

HCP will no longer consolidate the financial results of QCP, RIDEA II or the Brookdale Assets for the purpose of its own financial reporting as of the date each respective transaction closes. Within HCP’s fiscal year ended December 31, 2016 financial statements, the historical financial results of QCP will be reflected in HCP’s consolidated financial statements as discontinued operations for all periods presented through the Spin-Off date. Further, RIDEA II and the Brookdale Assets will be reflected as disposals on their respective closing dates and the Brookdale Assets will be classified as real estate and related assets held for sale.

The accompanying unaudited pro forma consolidated financial information gives effect to the Transactions. The unaudited pro forma balance sheet of HCP as of September 30, 2016 is presented as if the Transactions had occurred on September 30, 2016. The accompanying unaudited pro forma consolidated statements of operations of HCP for the nine months ended September 30, 2016 and 2015, and for the year ended December 31, 2015, are presented as if the RIDEA II Transaction and the Brookdale 64 Sale occurred as of January 1, 2015 and the Proceeds were received and used as of January 1, 2015. The Spin-Off, which qualifies for discontinued operations reporting, is reflected in the accompanying unaudited pro forma consolidated statements of operations for all periods presented as if the Spin-Off had occurred on January 1, 2013.

The accompanying unaudited pro forma consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations and financial position of HCP as of and for the periods indicated. The accompanying unaudited pro forma consolidated financial statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of the financial condition or results of operations that would have actually occurred had the Transactions occurred on the date or at the beginning of the periods indicated, nor does it purport to represent HCP’s future financial position or results of operations. The unaudited pro forma adjustments are based on information and assumptions that management considers reasonable and factually supportable.

The accompanying unaudited pro forma consolidated financial statements do not give effect to the potential impact of cost savings that may result from the transactions described above or for items that will not have a recurring impact.  As such, while HCP is providing QCP with certain administrative and support services on a transitional basis pursuant to a transition services agreement. These services are expected to be less than one year in duration. Accordingly, the accompanying unaudited pro forma consolidated financial statements do not give effect to the transition services agreement with QCP, as the majority of these services are not expected to be recurring in nature and therefore do not have a continuing impact on HCP’s unaudited pro forma consolidated statements of operations.

Since the information presented below is only a summary and does not provide all of the information contained in the historical consolidated financial statements of HCP you should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and HCP’s historical consolidated financial statements and notes thereto included in HCP’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016.

The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations:

HCP Historical

This column reflects HCP’s historical financial position as of September 30, 2016 and historical results of operations for the nine months ended September 30, 2016 and 2015, and for the years ended December 31, 2015, 2014 and 2013, prior to any adjustment for the Transactions and related pro forma adjustments described herein.

QCP Spin-Off

This column reflects QCP’s historical combined financial position and results of operations, as reflected in HCP’s historical financial statements, as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 and for the years ended December 31, 2015, 2014 and 2013, prior to pro forma adjustments.

RIDEA II

This column reflects RIDEA II’s historical financial position and results of operations, as reflected in HCP’s historical financial statements, as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 and for the year ended December 31, 2015, prior to pro forma adjustments.

Brookdale 64

This column reflects the Brookdale Assets’ historical financial position and results of operations, as reflected in HCP’s historical financial statements, as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 and for the year ended December 31, 2015, prior to pro forma adjustments.

Other Pro Forma Adjustments

This column represents pro forma adjustments directly attributable to the Transactions. These adjustments are more fully described in the notes to the accompanying unaudited pro forma financial statements. These adjustments have not been reflected in the accompanying unaudited pro forma consolidated statements of operations of HCP for the years ended December 31, 2014 and 2013.

HCP, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2016

(In thousands)

	HCP Historical	QCP Spin- Off (A)	RIDEA II (D)	Brookdale 64 (F)	Other Pro Forma Adjustments	Notes	Consolidated Pro Forma HCP
ASSETS
Real estate:
Buildings and improvements	$12,534,471	$(191,633)	$(694,188)	$(877,051)	$-		$10,771,599
Development costs and construction in progress	395,349	-	(8,462)	-	-		386,887
Land	1,971,601	(14,147)	(109,929)	(76,483)	-		1,771,042
Accumulated depreciation	(2,799,969)	69,106	143,745	169,186	-		(2,417,932)
Net real estate	12,101,452	(136,674)	(668,834)	(784,348)	-		10,511,596
Net investment in direct financing leases	5,860,401	(5,107,180)	-	-	-		753,221
Loans receivable, net	682,994	-	-	-	-		682,994
Investments in and advances to unconsolidated joint ventures	592,097	-	-	-	265,000	(E)	857,097
Accounts receivable, net	41,371	(169)	(8,698)	(423)	-		32,081
Cash and cash equivalents	132,891	(2,150)	(7,245)	-	-		123,496
Restricted cash	71,727	-	(18,371)	-	-		53,356
Intangible assets, net	538,631	(16,284)	(24,166)	(39,562)	-		458,619
Real estate held for sale	372,968	-	-	-	-		372,968
Other assets, net	794,013	(7,014)	(9,283)	(114,335)	-		663,381
Total assets	$21,188,545	$(5,269,471)	$(736,597)	$(938,668)	$265,000		$14,508,809

LIABILITIES AND EQUITY
Bank line of credit	$1,372,032	$-	$-	$-	$(1,170,650)	(B)	$201,382
Term loans	462,181	-	-	-	-		462,181
Senior unsecured notes	8,229,731	-	-	-	(1,367,559)	(B)	6,862,172
Mortgage debt	762,715	-	-	-	(617,395)	(B)	145,320
Other debt	93,876	-	-	-	-		93,876
Intangible liabilities, net	46,135	-	-	(3,439)	-		42,696
Intangible liabilities related to assets held for sale, net	23,002	-	-	-	-		23,002
Accounts payable and accrued liabilities	487,033	(23,318)	(22,336)	(347)	(37,000)	(C), (G)	404,032
Deferred revenue	136,406	(707)	(8,444)	-	-		127,255
Total liabilities	11,613,111	(24,025)	(30,780)	(3,786)	(3,192,604)		8,361,916
Equity:
Common stock	467,820	-	-	-	-		467,820
Additional paid-in capital	11,720,552	(5,245,446)	-	-	1,680,000	(H)	8,155,106
Cumulative dividends in excess of earnings	(2,975,096)	-	(649,641)	(934,882)	1,777,604	(H)	(2,782,015)
Accumulated other comprehensive loss	(30,164)	-	-	-	-		(30,164)
Total stockholders’ equity	9,183,112	(5,245,446)	(649,641)	(934,882)	3,457,604		5,810,747
Joint venture partners	212,807	-	(56,176)	-	-		156,631
Non-managing member unitholders	179,515	-	-	-	-		179,515
Total noncontrolling interests	392,322	-	(56,176)	-	-		336,146
Total equity	9,575,434	(5,245,446)	(705,817)	(934,882)	3,457,604		6,146,893
Total liabilities and equity	$21,188,545	$(5,269,471)	$(736,597)	$(938,668)	$265,000		$14,508,809

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2016

(In thousands, except per share data)

	HCP Historical	QCP Spin- Off (A)	RIDEA II (C)	Brookdale 64 (E)	Other Pro Forma Adjustments	Notes	Consolidated Pro Forma HCP
Revenues and other income:
Rental and related revenues	$893,448	$(20,625)	$-	$(72,249)	$-		$800,574
Tenant recoveries	100,862	(1,148)	-	-	-		99,714
Resident fees and services	500,717	-	(203,015)	-	-		297,702
Income from direct financing leases	390,731	(345,940)	-	-	-		44,791
Interest income	71,298	-	-	-	-		71,298
Total revenues	1,957,056	(367,713)	(203,015)	(72,249)	-		1,314,079

Costs and expenses:
Interest expense	361,255	-	-	-	(102,399)	(G)	258,856
Depreciation and amortization	425,582	(4,402)	(20,785)	(24,617)	-		375,778
Operating	545,827	(1,450)	(156,248)	(644)	-		387,485
General and administrative	83,079	(938)	(105)	(26)	-		82,010
Acquisition and pursuit costs	34,570	(14)	-	-	(28,170)	(F)	6,386
Total costs and expenses	1,450,313	(6,804)	(177,138)	(25,287)	(130,569)		1,110,515

Other income (expense):
Gain on sales or real estate	119,605	-	-	-	-		119,605
Other income (loss), net	5,128	(255)	(43)	(14)	250	(H)	5,066
Total other income, net	124,733	(255)	(43)	(14)	250		124,671

Income (loss) before income taxes and equity (loss) income from unconsolidated joint ventures	631,476	(361,164)	(25,920)	(46,976)	130,819		328,235
Income tax (expense) benefit	(48,822)	18,014	147	61	29,797	(B)	(803)
Equity (loss) income from unconsolidated joint ventures	(4,028)	-	-	-	10,309	(D)	6,281
Net income (loss) from continuing operations	578,626	(343,150)	(25,773)	(46,915)	170,925		333,713
Noncontrolling interests’ share of earnings	(9,540)	-	(1,818)	-	-		(11,358)
Net income (loss) from continuing operations attributable to HCP, Inc.	569,086	(343,150)	(27,591)	(46,915)	170,925		322,355
Participating securities’ share in earnings	(977)	-	-	-	-		(977)
Net income (loss) from continuing operations applicable to common shares	$568,109	$(343,150)	$(27,591)	$(46,915)	$170,925		$321,378

Income from continuing operations per common share:
Basic	$1.22						$0.69
Diluted	$1.22						$0.69

Weighted average shares used to calculate earnings per common share:
Basic	466,931						466,931
Diluted	467,132						467,132

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2015

(In thousands, except per share data)

	HCP Historical	QCP Spin- Off (A)	RIDEA II (C)	Brookdale 64 (E)	Other Pro Forma Adjustments	Notes	Consolidated Pro Forma HCP
Revenues and other income:
Rental and related revenues	$845,382	$(20,634)	$-	$(70,815)	$-		$753,933
Tenant recoveries	94,356	(1,119)	-	-	-		93,237
Resident fees and services	367,141	-	(193,882)	-	-		173,259
Income from direct financing leases	478,976	(432,987)	-	-	-		45,989
Interest income	89,049	-	-	-	-		89,049
Total revenues	1,874,904	(454,740)	(193,882)	(70,815)	-		1,155,467

Costs and expenses:
Interest expense	357,569	-	-	(9)	(99,780)	(G)	257,780
Depreciation and amortization	369,629	(4,410)	(18,349)	(21,717)	-		325,153
Operating	441,888	(1,574)	(150,095)	(650)	-		289,569
General and administrative	74,152	(938)	(216)	(16)	-		72,982
Acquisition and pursuit costs	23,350	-	-	-	-		23,350
Impairments, net	592,921	(478,464)	-	-	-		114,457
Total costs and expenses	1,859,509	(485,386)	(168,660)	(22,392)	(99,780)		1,083,291

Other income (expense):
Gain on sales or real estate	6,377	-	-	-	-		6,377
Other income (loss), net	13,125	(65)	-	(33)	250	(H)	13,277
Total other income, net	19,502	(65)	-	(33)	250		19,654

Income (loss) before income taxes and equity income (loss) from and impairments of unconsolidated joint ventures	34,897	30,581	(25,222)	(48,456)	100,030		91,830
Income tax benefit	6,620	593	184	83	-		7,480
Equity income (loss) from unconsolidated joint ventures	33,916	(39,471)	-	-	10,015	(D)	4,460
Impairment related to unconsolidated joint ventures	(27,234)	27,234	-	-	-		-
Net income (loss) from continuing operations	48,199	18,937	(25,038)	(48,373)	110,045		103,770
Noncontrolling interests’ share of earnings	(8,566)	-	(2,109)	-	-		(10,675)
Net income (loss) from continuing operations applicable to HCP, Inc.	39,633	18,937	(27,147)	(48,373)	110,045		93,095
Participating securities’ share in earnings	(1,020)	-	-	-	-		(1,020)
Net income (loss) from continuing operations applicable to common shares	$38,613	$18,937	$(27,147)	$(48,373)	$110,045		$92,075

Income from continuing operations per common share:
Basic	$0.08						$0.20
Diluted	$0.08						$0.20

Weighted average shares used to calculate income per common shares:
Basic	462,039						462,039
Diluted	462,302						462,302

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2015

(In thousands, except per share data)

	HCP Historical	QCP Spin- Off (A)	RIDEA II (C)	Brookdale 64 (E)	Other Pro Forma Adjustments	Notes	Consolidated Pro Forma HCP
Revenues and other income:
Rental and related revenues	$1,144,482	$(27,651)	$-	$(94,666)	$-		$1,022,165
Tenant recoveries	126,485	(1,464)	-	-	-		125,021
Resident fees and services	525,453	-	(259,164)	-	-		266,289
Income from direct financing leases	633,835	(572,835)	-	-	-		61,000
Interest income	112,184	-	-	-	-		112,184
Investment management fee income	1,873	-	-	-	-		1,873
Total revenues	2,544,312	(601,950)	(259,164)	(94,666)	-		1,588,532

Costs and expenses:
Interest expense	479,596	-	-	(9)	(133,223)	(G)	346,364
Depreciation and amortization	510,785	(5,880)	(24,894)	(29,498)	-		450,513
Operating	614,375	(1,961)	(198,808)	(856)	-		412,750
General and administrative	96,022	(1,250)	(235)	(19)	-		94,518
Acquisition and pursuit costs	27,309	-	-	-	(365)	(F)	26,944
Impairments, net	1,403,853	(1,295,504)	-	-	-		108,349
Total costs and expenses	3,131,940	(1,304,595)	(223,937)	(30,382)	(133,588)		1,439,438

Other income (expense):
Gain on sales or real estate	6,377	-	-	-	-		6,377
Other income (loss), net	14,404	(70)	-	(41)	500		14,793
Total other income (loss), net	20,781	(70)	-	(41)	500		21,170

(Loss) income before income taxes and equity income (loss) from and impairments of unconsolidated joint ventures	(566,847)	702,575	(35,227)	(64,325)	134,088		170,264
Income tax benefit	9,011	798	181	78	-		10,068
Equity income (loss) from unconsolidated joint ventures	57,313	(50,723)	-	-	14,018	(D)	20,608
Impairments related to unconsolidated joint ventures	(45,895)	45,895	-	-	-		-
Net (loss) income from continuing operations	(546,418)	698,545	(35,046)	(64,247)	148,106		200,940
Noncontrolling interests’ share of earnings	(12,817)	-	(2,485)	-	-		(15,302)
Net (loss) income from continuing operations applicable to HCP, Inc.	(559,235)	698,545	(37,531)	(64,247)	148,106		185,638
Participating securities’ share in earnings	(1,317)	-	-	-	-		(1,317)
Net (loss) income from continuing operations applicable to common shares	$(560,552)	$698,545	$(37,531)	$(64,247)	$148,106		$184,321

Income from continuing operations per common share:
Basic	$(1.21)						$0.40
Diluted	$(1.21)						$0.40

Weighted average shares used to calculate income per common stock:
Basic	462,795						462,795
Diluted	462,795						462,795

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(In thousands, except per share data)

	HCP Historical	QCP Spin- Off (A)	Consolidated Pro Forma HCP
Revenues and other income:
Rental and related revenues	$1,174,256	$(27,111)	$1,147,145
Tenant recoveries	110,688	(1,029)	109,659
Resident fees and services	241,965	-	241,965
Income from direct financing leases	663,070	(598,629)	64,441
Interest income	74,491	(868)	73,623
Investment management fee income	1,809	-	1,809
Total revenues	2,266,279	(627,637)	1,638,642

Costs and expenses:
Interest expense	439,742	-	439,742
Depreciation and amortization	459,995	(4,979)	455,016
Operating	384,603	(1,479)	383,124
General and administrative	82,175	(1,250)	80,925
Acquisition and pursuit costs	17,142	(42)	17,100
Total costs and expenses	1,383,657	(7,750)	1,375,907

Other income (expense):
Gain on sales or real estate	3,288	-	3,288
Other income (expense), net	7,528	(85)	7,443
Total other income (expense), net	10,816	(85)	10,731

Income (loss) before income taxes and equity income (loss) from and impairments in unconsolidated joint ventures	893,438	(619,972)	273,466
Income tax (expense) benefit	(250)	765	515
Equity income (loss) from unconsolidated joint ventures	49,570	(53,175)	(3,605)
Impairment related to unconsolidated joint ventures	(35,913)	35,913	-
Net income (loss) from continuing operations	906,845	(636,469)	270,376
Noncontrolling interests’ share of earnings	(14,358)	-	(14,358)
Net income (loss) from continuing operations applicable to HCP, Inc.	892,487	(636,469)	256,018
Participating securities’ share in earnings	(2,437)	-	(2,437)
Net income (loss) from continuing operations applicable to common shares	$890,050	$(636,469)	$253,581

Income from continuing operations per common share:
Basic	$1.94		$0.55
Diluted	$1.94		$0.55

Weighted average shares used to calculate earnings per common share:
Basic	458,425		458,425
Diluted	458,796		458,796

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2013

(In thousands, except per share data)

	HCP Historical	QCP Spin- Off (A)	Consolidated Pro Forma HCP
Revenues and other income:
Rental and related revenues	$1,128,054	$(24,203)	$1,103,851
Tenant recoveries	100,649	-	100,649
Resident fees and services	146,288	-	146,288
Income from direct financing leases	636,881	(585,042)	51,839
Interest income	86,159	-	86,159
Investment management fee income	1,847	-	1,847
Total revenues	2,099,878	(609,245)	1,490,633

Costs and expenses:
Interest expense	435,252	14	435,266
Depreciation and amortization	423,312	(4,228)	419,084
Operating	298,282	(728)	297,554
General and administrative	103,042	-	103,042
Acquisition and pursuit costs	6,191	(74)	6,117
Impairments, net	-	-	-
Total costs and expenses	1,266,079	(5,016)	1,261,063
Other income (loss), net	18,216	(92)	18,124

Income (loss) before income taxes and equity income (loss) from and impairments in unconsolidated joint ventures	852,015	(604,321)	247,694
Income tax (expense) benefit	(5,815)	654	(5,161)
Equity income (loss) from unconsolidated joint ventures	64,433	(55,601)	8,832
Net income (loss) from continuing operations	910,633	(659,268)	251,365
Noncontrolling interests’ share of earnings	(14,169)	-	(14,169)
Net income (loss) from continuing operations applicable to HCP, Inc.	896,464	(659,268)	237,196
Participating securities’ share in earnings	(1,734)	-	(1,734)
Net income (loss) from continuing operations applicable to common shares	$894,730	$(659,268)	$235,462

Income from continuing operations per common share:
Basic	$1.97		$0.52
Diluted	$1.96		$0.52

Weighted average shares used to calculate income per common share:
Basic	455,002		455,002
Diluted	455,702		455,702

The accompanying notes are an integral part of these unaudited pro forma financial statements.

HCP, INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

QCP Spin-Off

On October 31, 2016, HCP completed the Spin-Off of QCP, which included the Properties and an equity investment in HCRMC. HCP effected the separation on October 31, 2016 with the pro rata distribution of QCP common stock to holders of HCP common stock. In connection with the Spin-Off, HCP will receive $1.75 billion from QCP prior to payment of any debt and transaction costs.

Following the completion of the Spin-Off, HCP is the sole lender to QCP of a $100 million unsecured revolving credit facility maturing in 2018 (the “Unsecured Revolving Credit Facility). Borrowings under the Unsecured Revolving Credit Facility bear interest at a rate equal to LIBOR, subject to a 1.00% floor, plus an applicable margin of 6.25%. In addition to paying interest on outstanding principal under the Unsecured Revolving Credit Facility, QCP will be required to pay a facility fee equal to 0.50% per annum of the unused capacity under the Unsecured Revolving Credit Facility to HCP, payable quarterly and a commitment fee equal to 1.0% on the borrowing date.

HCP determined that it may sell assets during the next five years and therefore, recorded a deferred tax liability representing its estimated exposure to state built-in-gain tax. The built-in-gain tax is related to the properties leased to HCRMC and, upon completion of the Spin-Off, the liability will be transferred from HCP to QCP and therefore, HCP will no longer recognize a deferred tax liability of $47 million.

Brookdale 64 Sale and RIDEA II Transaction

In October 2016, HCP entered into definitive agreements to sell the Brookdale Assets for $1.125 billion. The closing of this transaction is expected to occur in the first quarter of 2017 and remains subject to regulatory and third party approvals and other customary closing conditions.

In May 2016, HCP entered into a master contribution agreement with Brookdale to contribute its ownership interest in RIDEA II to an unconsolidated joint venture owned by HCP and an investor group led by CPA. The members have also agreed to recapitalize RIDEA II with an estimated $630 million of debt; of which an estimated $365 million will be provided by a third-party and an estimated $265 million will be provided by HCP. In return, HCP will receive an estimated $470 million in net cash proceeds from the HCP/CPA JV and an estimated $265 million in note receivables and retain an approximately 40% beneficial interest in RIDEA II. HCP’s RIDEA II Investments will be recognized and accounted for as equity method investments This transaction, upon completion, would result in HCP deconsolidating the net assets of RIDEA II because it will not direct the activities that most significantly impact the venture. The closing of this transaction is expected to occur in the fourth quarter of 2016 and remains subject to regulatory and third party approvals and other customary closing conditions.

The RIDEA II Transaction and Brookdale 64 Sale will generate net proceeds of $1.6 billion, after transaction fees.

Use of Proceeds

In connection with the Spin-Off, the Brookdale 64 Sale and the RIDEA II Transaction, HCP will receive the Proceeds, which will be used by HCP to: (i) repay debt principal of approximately $3.1 billion, (ii) pay $20 million of accrued interest, (iii) pay $212 million of transaction costs, fees and expenses, including prepayment penalties on the debt less $21 million in transaction related costs already paid by HCP and (iv) $4 million in cash retained by QCP for working capital purposes The following table shows the principal amount of debt that will be repaid (in thousands):

Types of Debt	Principal Repaid
Senior Notes	$1,350,000
Mortgage Debt	614,530
Line of Credit	1,170,650
Total	$3,135,180

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2016 and the accompanying unaudited pro forma statements of operations for the nine months ended September 30, 2016 and 2015 and the year ended December 31, 2015 are presented to reflect the following:

•                  QCP Spin-Off;

•                  RIDEA II Transaction;

•                  Brookdale 64 Sale; and

•                  Use of Proceeds.

The accompanying unaudited pro forma statements of operations for the years ended December 31, 2014 and 2013 are presented to reflect the following:

•                  QCP Spin-Off (except for the impact of the Unsecured Revolving Credit Facility).

NOTE 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

A)                               Reflects the transfer of the assets and liabilities of QCP’s Predecessors, which includes the Properties\ and the equity method investment in HCRMC from HCP to QCP and the related reduction of additional paid-in capital.

B)                                Reflects the receipt of cumulative gross proceeds of $3.4 billion of cash from the Spin-Off, the Brookdale 64 Sale and the RIDEA II Transaction and the retirement of $3.1 billion in aggregate principal outstanding indebtedness and $20 million in accrued interest. The following tables present the sources and uses of cash in thousands:

Sources	Amount
QCP Spin-Off	$1,750,000
RIDEA II Transaction	476,000
Brookdale 64 Sale	1,125,000
Total Sources	$3,351,000

Uses	Amount
Senior Notes	$1,367,559
Mortgage Debt	617,395
Line of Credit	1,170,650
Total fees, costs, and expenses	191,396
Cash retained by QCP	4,000
Total Uses	$3,351,000

(1)      Of the total fees, costs, and expenses, $74 million will be for financing fees, $91 million for transaction costs, $47 million in prepayment penalties, less $21 million in fees that have already been paid through September 30, 2016.

C)	Reflects an adjustment to HCP’s deferred tax liability to reflect the liability retained by QCP subsequent to Spin-Off and the related reduction of cumulative dividends in excess of earnings.

D)	Reflects the removal of the assets and liabilities associated with the RIDEA II Transaction and the related reduction of cumulative dividends in excess of earnings.

E)	Reflects equity investment related to HCP’s 40% interest in the HCP/CPA JV.

F)	Reflects the removal of the assets and liabilities associated with the sale of the Brookdale Assets and the related reduction of cumulative dividends in excess of earnings.

G)	Reflects the payment of accrued transaction-related expenses paid by HCP.

H)

Represents: (i) the impact to additional paid-in capital of $1.7 billion for the consideration received from QCP in connection with the Spin-Off, comprised of the gross proceeds of $1.75 billion less the direct financing costs of $70 million and the $4 million of cash retained by QCP for working capital and (ii) the impact to cumulative dividends in excess of earnings of $1.8 billion from the consideration received from the Brookdale 64 Sale of $1.125 billion and consideration from the RIDEA Transaction of $735 million (comprised of $470 million in net cash and a $265 million note receivable), less the reversal of the deferred tax liability of $29.8 million, and net transaction costs of $7.2 million not incurred in the historical HCP financial statements.

NOTE 3 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

A)	Reflects the removal of the historical results of operations of QCP’s Predecessor’s, which include the Properties and the equity method investment in HCRMC.

B)

Reflects the removal of income tax expense recognized in connection with the deferred tax liability that was recorded during the nine months ended September 30, 2016 less the portion recognized by QCP.

C)	Reflects the removal of the historical operations of RIDEA II.

D)	Reflects equity income from the HCP/CPA JV of $10.3 million, $10.0 million and $14.0 million for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2015, respectively.

E)	Reflects the removal of the historical operations of the Brookdale Assets.

F)

Reflects the removal of transaction costs related to the Spin-Off that had been incurred through September 30, 2016 of $21 million. In total, the unpaid transaction costs, fees and expenses, including prepayment penalties on the debt retired, are estimated to be $191 million. As these costs have not been incurred and are non-recurring in nature, they have not been reflected in the pro forma consolidated statements of operations.

G)

Reflects a reduction in interest expense based on the anticipated retirement of approximately $3.1 billion in aggregate principal indebtedness. This adjustment reflects a reduction of interest expense of $102.4 million, $99.8 million and $133.2 million for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2015, respectively.

H)

Reflects interest income for the facility fee of 0.50% per annum on the unused capacity under the Unsecured Revolving Credit Facility. The commitment fee of 1.0% is not recurring in nature and has therefore not been reflected in the unaudited pro forma consolidated financial statements.